EXHIBIT 12
FIRSTENERGY CORP.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Three Months Ended March 31,
	2006	2005
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$220,800	$141,030
Interest and other charges, before reduction for
amounts capitalized	168,078	171,198
Provision for income taxes	133,666	121,275
Interest element of rentals charged to income (a)	56,789	60,993
Earnings as defined	$579,333	$494,496

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest expense	$165,863	$164,645
Subsidiaries’ preferred stock dividend requirements	2,215	6,553
Adjustments to subsidiaries’ preferred stock dividends
to state on a pre-income tax basis	1,341	5,635
Interest element of rentals charged to income (a)	56,789	60,993
Fixed charges as defined	$226,208	$237,826

CONSOLIDATED RATIO OF EARNINGS TO FIXED
CHARGES	2.56	2.08

_____________________

(a)  Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

EXHIBIT 12

OHIO EDISON COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Three Months Ended March 31,
	2006	2005
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$63,830	$56,757
Interest and other charges, before reduction for
amounts capitalized	18,387	18,843
Provision for income taxes	38,320	53,420
Interest element of rentals charged to income (a)	22,662	25,510
Earnings as defined	$143,199	$154,530

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest on long-term debt	$13,082	$15,609
Other interest expense	5,149	2,594
Subsidiaries’ preferred stock dividend requirements	156	640
Adjustments to subsidiaries’ preferred stock dividends
to state on a pre-income tax basis	101	457
Interest element of rentals charged to income (a)	22,662	25,510
Fixed charges as defined	$41,150	$44,810

CONSOLIDATED RATIO OF EARNINGS TO FIXED
CHARGES	3.48	3.45

___________________

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

EXHIBIT 12

OHIO EDISON COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS
PREFERRED STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)

	Three Months Ended March 31,
	2006	2005
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$63,830	$56,757
Interest and other charges, before reduction for amounts capitalized	18,387	18,843
Provision for income taxes	38,320	53,420
Interest element of rentals charged to income (a)	22,662	25,510
Earnings as defined	$143,199	$154,530

FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS
PREFERRED STOCK DIVIDEND REQUIREMENTS
(PRE-INCOME TAX BASIS):
Interest on long-term debt	$13,082	$15,609
Other interest expense	5,149	2,594
Preferred stock dividend requirements	815	1,299
Adjustments to preferred stock dividends
to state on a pre-income tax basis	455	1,011
Interest element of rentals charged to income (a)	22,662	25,510
Fixed charges as defined plus preferred stock
dividend requirements (pre-income tax basis)	$42,163	$46,023
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
(PRE-INCOME TAX BASIS)	3.40	3.36

___________________

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.

 EXHIBIT 12

JERSEY CENTRAL POWER & LIGHT COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Three Months Ended
	March 31,
	2006	2005
		Restated
	(In thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$33,710	$13,449
Add-
Interest and other charges, before reduction for
amounts capitalized and deferred interest income	22,016	21,814
Provision for income taxes	23,558	13,209
Interest element of rentals charged to income (a)	1,692	1,905

Earnings as defined	$80,976	$50,377

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest on long-term debt	$18,059	$19,405
Other interest expense	3,957	2,409
Interest element of rentals charged to income (a)	1,692	1,905

Fixed charges as defined	$23,708	$23,719

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	3.42	2.12

_________________________

(a)	Includes the interest element of rentals calculated at 1/3 of rental expense as no readily defined interest element can be determined.

EXHIBIT 12

JERSEY CENTRAL POWER & LIGHT COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS PREFERRED
STOCK DIVIDEND REQUIREMENTS

	Three Months Ended
	March 31,
	2006	2005
		Restated
	(In thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$33,710	$13,449
Add-
Interest and other charges, before reduction for
amounts capitalized and deferred interest income	22,016	21,814
Provision for income taxes	23,558	13,209
Interest element of rentals charged to income (a)	1,692	1,905

Earnings as defined	$80,976	$50,377

FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS PREFERRED
STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS):
Interest on long-term debt	$18,059	$19,405
Other interest expense	3,957	2,409
Preferred stock dividend requirements	125	125
Adjustment to preferred stock dividends
to state on a pre-income tax basis	87	123
Interest element of rentals charged to income (a)	1,692	1,905

Fixed charges as defined plus preferred stock dividend requirements
(pre-income tax basis)	$23,920	$23,967

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
(PRE-INCOME TAX BASIS)	3.39	2.10

_________________________

(a)   Includes the interest element of rentals calculated at 1/3 of rental expense as no readily defined interest element can be determined.

EXHIBIT 12

METROPOLITAN EDISON COMPANY
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Three Months Ended
	March 31,
	2006	2005
	(In thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$17,914	$16,476
Add-
Interest and other charges, before reduction for
amounts capitalized and deferred interest income	11,184	11,223
Provision for income taxes	11,204	10,451
Interest element of rentals charged to income (a)	268	446

Earnings as defined	$40,570	$38,596

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest on long-term debt	$8,717	$9,560
Other interest expense	2,467	1,663
Interest element of rentals charged to income (a)	268	446

Fixed charges as defined	$11,452	$11,669

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	3.54	3.31

(a)   Includes the interest element of rentals calculated at 1/3 of rental expense as no readily defined interest element can be determined.

EXHIBIT 12

PENNSYLVANIA ELECTRIC COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Three Months Ended
	March 31,
	2006	2005
	(In thousands)

EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$23,149	$21,384
Add-
Interest and other charges, before reduction for
amounts capitalized and deferred interest income	10,536	9,647
Provision for income taxes	13,954	15,386
Interest element of rentals charged to income (a)	768	752

Earnings as defined	$48,407	$47,169

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest on long-term debt	$6,934	$7,459
Other interest expense	3,602	2,188
Interest element of rentals charged to income (a)	768	752

Fixed charges as defined	$11,304	$10,399

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	4.28	4.54

_________________________

(a)   Includes the interest element of rentals calculated at 1/3 of rental expense as no readily defined interest element can be determined.